CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made as of October 1, 2007 between XENACARE HOLDINGS, INC., a Florida corporation (the “Company”), and INTERACTIVE BUSINESS DEVELOPMENT, INC., a corporation the (“Consultant”).

WHEREAS, the Company engages in the development of nutritional products from the raw material stage to distribution, and is seeking business relationships and business combinations with like companies; and

WHEREAS, Consultant is experienced in all aspects of business development, including but not limited to planning, implementation, employment issues, mergers and acquisitions and finance; and

WHEREAS, the Company recognizes that the Consultant is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (hereinafter the “Act”) or the Securities and Exchange Act of 1934 (hereinafter the “Exchange Act”), underwriting, banking, is not an insurance Company, nor does he offer services to the Company which may require regulation under federal or state securities laws; and

WHEREAS, the Company and the Consultant wish to establish a business relationship to expand the Company’s business presence and defining Consultant’s status with the Company as an independent Consultant;

THEREFORE, in consideration of the premises and covenants herein set forth, it is agreed as follows;

1. Engagement. Company hereby engages Consultant as an independent consultant on the terms and conditions set forth herein.

1.1 Consultant will consult with the Company as its request in the areas of expertise at mutually acceptable times and places.

1.2 The Company shall not engage any other Consultants specifically to perform the duties established herein as duties to be performed by IBD, with the exception of the Company’s engagement of Gary Spaniak and Mr. Bobby Story as its Consultant pursuant to the matters defined herein. The Company acknowledges that IBD, Story and Spaniak have exclusive rights to perform the duties defined herein.

2. Term of Engagement. Subject to the provisions set forth herein, the term of Consultant’s engagement hereunder shall continue for five (5) years. The Company may terminate the Agreement at any time prior to its five-year duration by notifying Consultant in writing of such termination (“Notice of Termination”), and by tendering to Consultant full payment of all consideration due for the remainder of this Agreement (“Termination Payment”) as a condition concurrent with Notice of Termination.

2.1 Alternately, Consultant may at his sole discretion elect to accept a one-time Termination Payment of the Company’s Common Stock under the following terms and conditions:

i. The number of shares to be issued shall be 120 percent of the amount equal to the Consulting Fee and health insurance premiums, and shall include payment in stock for any and all pay periods for which Consultant would have earned his fee under this Agreement.

ii. The stock price to be used to calculate the number of shares to be shall be equal to the average closing price on the five trading days prior to the date the Termination Payment is due, if the Company is publicly trading. If the Company is private, the stock price to be used to calculate the number of shares to be issued shall be determined by an independent auditor employing generally accepted accounting principals for such determination.

iii. If the Company for any reason fails to make the Termination Payment within two (2) weeks after the Termination Date, then the payment due shall be equal to twice the number of shares (two hundred (200) percent of the shares), due on the termination date.

iv. The shares issued as alternate compensation shall be registered with the Securities and Exchange Commission on a Form S-8 or any applicable registration statement by which the shares may be registered in an expedient manner, including by not limited to an S-3 or piggyback rights to any pending SB-2, and shall be free trading shares at issuance.

v. In the event the Company opts to pay Consultant for the balance of his Agreement with the Company’s Common Stock, and Consultant so agrees, the Company shall issue five warrants for each share of Common Stock issued pursuant to this Section 2.1, (the “Warrants”) to purchase shares of Common Stock issuable upon conversion. The exercise price for each block of five Warrants is fifty cents ($0.50) and shall be substantially the form annexed hereto as Exhibit A. Consultant shall be entitled to Registration Rights for the Common Stock underlying the Warrants immediately following the Company’s Notice of Termination to Consultant, and the election of both Parties to pay and accept Common Stock as the Termination Payment. The underlying shares of stock available upon exercise of said warrants shall receive piggyback registration to any current filing the Company is engaged in at the time it notifies consultant of its desire to pay the Termination Payment in Common Stock, or separately on a Form S-3 or any other applicable registration form to render the underlying shares free trading as soon as practicable.

3. Default.

3.1 For the purpose hereof, the following shall constitute an Event of Default (“Event of Default”): the failure of the Corporation to pay to Consultant any amount due under this Agreement within ten (10) days after it is due.

3.2 Upon the occurrence of an Event of Default, the total amount to be paid under this Agreement, including health insurance benefits of $10,000 per year, (the “Default Amount”) shall, at the option of Consultant, become immediately due and payable without notice or demand. In such event the Consultant may forthwith give written notice to the Corporation, whereupon the Corporation shall, at its expense, promptly deliver payment to such place as the Consultant may designate.

3.3 The Consultant may elect to accept, in the Event of Default, shares of the Company’s Common Stock, governed by the following terms and conditions:

i. The number of shares to be issued shall be 120 percent of the amount equal to the Consulting Fee and health insurance premiums, and shall include payment in stock for any and all pay periods for which Consultant would have earned his fee under this Agreement.

ii. The stock price to be used to calculate the number of shares to be issued shall be equal to the average closing price on the five trading days prior to the date the Termination Payment is due, if the Company is publicly trading. If the Company is private, the stock price to be used to calculate the number of shares to be issued shall be determined by an independent auditor employing generally accepted accounting principals for such determination.

iii. If the Company for any reason fails to make the default payment within two (2) weeks after Consultant gives written notice to the Company that payment is due, then the payment due shall be equal to twice the number of shares (two hundred (200) percent of the shares), due on the date Consultant gives written notice of payment due.

iv. The shares issued as alternate compensation shall be registered with the Securities and Exchange Commission on a Form S-8 or any applicable registration statement by which the shares may be registered in an expedient manner, including by not limited to an S-3 or piggyback rights to any pending SB-2, and shall be free trading shares at issuance.

v. In the event the Company opts to pay Consultant for the balance of his Agreement with the Company’s Common Stock, and Consultant so agrees, the Company shall also issue five warrants for each share of Common Stock issued pursuant to this Section 3.3, (the “Warrants”) to purchase shares of Common Stock issuable upon conversion. The exercise price for each block of five Warrants is fifty cents ($0.50) and shall be substantially the form annexed hereto as Exhibit A. Consultant shall be entitled to Registration Rights for the Common Stock underlying the Warrants immediately following the Notice of Default, and the election of both Parties to pay and accept Common Stock as the Default Payment. The underlying shares of stock available upon exercise of said warrants shall receive piggyback registration to any current filing the Company is engaged in at the time of notifies consultant of its desire to pay the Default Payment in Common Stock, or separately on a Form S-3 or any other applicable registration form to render the underlying shares free trading as soon ad practicable.

4. Duties. Such consultation shall be scheduled at mutually beneficial times and shall include all services ordinarily provided by Consultant in the course of business. Such consultation shall not require Consultant to travel outside of the State of Florida, unless Consultant agrees to such travel.

5. Compensation. For all services Consultant may render to the Company during the term of this Agreement and in consideration of the agreement to consult with the Company, Consultant shall receive the following compensation:

5.1 Compensation:

(i) A base fee of $144,000.00 annually, paid in equal installments on the 15th and on the last day of each month;

(ii) Consultant shall be reimbursed up to $10,000 per annum for health-related insurance and costs.

6. Trade Secrets. Consultant agrees that its principals, officers, agents, and employees will not, during or after the termination of Consultant’s engagement with the Company, furnish or make accessible to any person, firm. Company or any other entity any trade secrets, technical data, customer list, sales representatives, or know-how acquired during the term of engagement with the Company which relates to the past and current business, practices, methods, processes, programs, equipment or other confidential or secret aspects of the business of the Company, or its subsidiaries or affiliates or any portion thereof, without the prior written consent of the Company, unless such information shall have become public knowledge, other than being divulged or made accessible by Consultant.

7. Non-disclosure. During the term of engagement and for two (2) years after its termination, Consultant will not, directly or indirectly, disclose the names of the Company’s customers, prospects or sales representatives or those of its subsidiaries and affiliates or attempt to influence such customers or representatives to cease doing business with the Company or its subsidiaries or affiliates.

Consultant shall communicate and make known to the Company all Knowledge possessed which it may legally impart relating to any methods, developments, designs, processes, programs, services, and ideas which concern in any way the business or prospects of the Company and its subsidiaries and affiliates from the time of entering this Agreement until the termination thereof.

8. Conflict of Interest. Consultant agrees that during the term of engagement and any extensions thereof. Consultant will comply with the policy of the Company with respect to the Company entering into, directly or indirectly, any transactions with any business organization or other entity in which Consultant has a direct or indirect ownership interest.

9. Compensation. Consultant is aware that this agreement involves a taxable event and that the Company is required to report such compensation to the Internal Revenue Service. The Company will issue a Form 1099 to

Consultant for services rendered each year. Consultant will be responsible for payment of all applicable income and other taxes from consulting compensation under this agreement.

10. Miscellaneous.

10.1 The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. The rights granted both parties herein are cumulative and the election of one shall not constitute a waiver of such party’s right to assert all other legal remedies available under the circumstances.

10.2 Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, at the address of its principal place of business, and any notice to be given to Consultant shall be addressed to its principal place of business as last shown on the records of the Company, or such other address as either party may hereafter designate in writing to the other. Any notice shall be deemed duly given when mailed by registered or certified mail, postage prepaid, as provided herein.

10.3 The provisions of the Agreement are severable, and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

10.4 The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assignees of the Company.

10.5 This Agreement supersedes all prior agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

11. Other.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

This Agreement may be executed by fax. Any signature page delivered by a fax machine or facsimile copy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

XENACARE HOLDINGS, INC.

_______________________

By: Frank Rizzo – President

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IBD - Consultant